Exhibit 99.1

Contacts:   Rob Stewart
Investor Relations
Tel (949) 480-8300
Fax (949) 480-8301

FOR RELEASE
May 18, 2009

ACACIA RESEARCH SUBSIDIARY,
CREATIVE INTERNET ADVERTISING CORPORATION,
RECEIVES JURY VERDICT
AWARDING $6.6 MILLION IN PATENT INFRINGEMENT CASE

NEWPORT BEACH, Calif. – (BUSINESS WIRE) – May 18, 2009 – On May 15, 2009, Acacia Research Corporation’s (Nasdaq: ACTG) subsidiary, Creative Internet Advertising Corporation, received a jury verdict of infringement and an award of damages in its patent infringement trial with Yahoo! Inc. pending in the District Court for the Eastern District of Texas, Tyler Division.

The federal court jury returned a unanimous verdict that Yahoo! Inc.’s messenger program with IMVironments infringes United States Patent Number 6,205,432 (the “’432 patent”), both literally and under the Doctrine of Equivalents and awarded damages in the amount of $6,625,584.

The jury in Civil Action Number 6:07cv354 also returned a unanimous verdict that Yahoo! Inc.’s infringement of the ‘432 patent was willful.

Creative Internet Advertising Corporation was represented by The Simon Law Firm of St. Louis, MO, and The Albritton Law Firm of Longview, TX.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research’s subsidiaries develop, acquire, and license patented technologies.  Acacia Research’s subsidiaries control over 100 patent portfolios, covering technologies used in a wide variety of industries.

Information about Acacia Research is available at www.acaciatechnologies.com and www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.